EX-99.28(D)(2)

Amended and Restated Appendix A
to the
SUB-ADVISORY AGREEMENT
BETWEEN
 OAK RIDGE INVESTMENTS, LLC
AND
ALGERT GLOBAL, LLC

Fund	Effective Date
Oak Ridge International Small Cap Growth Fund	09/30/2015
Oak Ridge Dynamic Small Cap Fund	09/30/2015
Oak Ridge Global Equity Fund	06/30/2016

Amended and approved by the Board on June 9, 2016.

Agreed and accepted this ______ day of _____________, 2016.

OAK RIDGE INVESTMENTS, LLC	ALGERT GLOBAL, LLC

By:	By:
Print Name:	Print Name:
Title:	Title:

EX-99.28(D)(2)

Amended and Restated Appendix B
to the
SUB-ADVISORY AGREEMENT
BETWEEN
 OAK RIDGE INVESTMENTS, LLC
AND
ALGERT GLOBAL, LLC

Fund	Sub-Advisory Fee (as a percentage of the average daily net assets of the Portfolio) [1]
Oak Ridge International Small Cap Fund	0.50%
Oak Ridge Dynamic Small Cap Fund	0.45%
Oak Ridge Global Equity Fund	0.45%

Amended and approved by the Board on June 9, 2016.

Agreed and accepted this ______ day of _____________, 2016.

OAK RIDGE INVESTMENTS, LLC	ALGERT GLOBAL, LLC

By:	By:
Print Name:	Print Name:
Title:	Title:

1   The average daily net assets of each Fund shall be calculated in the same manner as described in the Funds’ prospectus.